FOR RELEASE
BroadVision Contact:
Andrew Hub
Investor Relations
650-331-1000
ir1@broadvision.com

BroadVision Announces Profitable Third Quarter 2008 Results

REDWOOD CITY, CA. — October 22, 2008 — BroadVision, Inc. (OTCBB: BVSN), a global provider of strategic e-business solutions, today reported financial results for its third quarter ended September 30, 2008. Revenues for the third quarter were $8.2 million, compared with revenues of $8.0 million for the second quarter ended June 30, 2008 and $12.8 million for the comparable quarter of 2007.
License revenue for the third quarter of 2008 was $2.1 million, compared with $2.4 million for the prior quarter and $5.3 million for the comparable quarter of 2007. The majority of the third quarter license revenue was generated from the BroadVision® core Business Agility Suite™, Commerce Agility Suite™, eMerchandising™ and QuickSilver solutions, from customers including the State of Minnesota, Epson, Raiffeisen Bank, Honeywell and other brand-name, global customers.
In the third quarter of 2008, BroadVision posted net income on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis of $0.3 million, or break even per basic and diluted share, as compared with GAAP net income of $1.4 million, or $0.01 per basic and diluted share, for the second quarter of 2008 and GAAP net income of $5.5 million, or $0.05 per basic and diluted share, for the third quarter of 2007.
Non-GAAP measure net income for the third quarter of 2008 was $0.1 million, or break even per basic and diluted share, compared with non-GAAP measure net income of $1.1 million, or $0.01 per basic and diluted share, for the second quarter of 2008 and non-GAAP measure net income of $6.7 million, or $0.06 per basic and diluted share, for the third quarter of 2007. These non-GAAP measure net income figures exclude restructuring charges, stock compensation expense under SFAS 123(R), and revaluation of warrant liabilities. A reconciliation of these non-GAAP measure figures to GAAP net income figures is included in a table on the attached financial statements. The Company believes these non-GAAP measure net income figures provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains, and losses that the Company believes are not indicative of its ongoing operations.

As of September 30, 2008, the Company had $62.5 million of cash, cash equivalents, and short-term investments, representing a $3.4 million, or 6%, increase over the June 30, 2008 combined balance of $59.1 million, and a 16% increase over the balance as of the end of 2007 of $54.0 million. This increase is due primarily to positive cash flow generated from operations.

“We are making steady progress in the marketplace transitioning to our new generation of products,” said Dr. Pehong Chen, President and CEO, BroadVision. “Despite a challenging macroeconomic environment, we are optimistic about future opportunities due to our improved pipeline and visibility; strengthening of revenue backlogs; and a solid balance sheet with strong cash positions.”

Conference Call Information
BroadVision management will host a conference call today, Wednesday, October 22, 2008, at 2:00 p.m. PDT.  The conference call may be accessed by dialing: 1-866-551-3680, with pin code 6835310#. Callers outside North America should call 1-212-401-6760 to be connected. A web replay will also be available following the call on the Company’s website until it releases its fourth quarter 2008 financial results.

About BroadVision
Driving innovation since 1993, BroadVision is a global provider of strategic e-business solutions. Our modular applications and agile toolsets, built on a robust framework for personalization and self-service, power mission-critical web initiatives that deliver unparalleled value to diverse customers worldwide. Hundreds of organizations, serving over 50 million registered users — including Baker Hughes, BioRad Laboratories, Fiat, Hilti, Iberia, ING Bank, PETCO, Prime Polymer, Verifone, and Xerox — rely on BroadVision as their platform of choice for e-business.

For more information about BroadVision, Inc., call 650-331-1000, email ir1@broadvision.com or visit www.broadvision.com.
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BroadVision, Business Agility Suite, Commerce Agility Suite, and eMerchandising are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements
Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, BroadVision's future business opportunities and progress transitioning to new products, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30	December 31
	2008	2007
	(Unaudited)

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$ 62,530	$ 53,973
Other current assets	7,968	9,044
Total current assets	70,498	63,017

Goodwill	25,066	25,066
Other non-current assets	2,180	2,229

Total assets	$ 97,744	$ 90,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$ 21,590	$ 22,523
Other non-current liabilities	3,100	3,024
Total liabilities	24,690	25,547

Total stockholders’ equity	73,054	64,765

Total liabilities and stockholders’ equity	$ 97,744	$ 90,312

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007

Revenues:
Software licenses	$2,096	$5,280	$8,521	$16,508
Services	6,095	7,476	17,729	22,261
Total revenues	8,191	12,756	26,250	38,769

Cost of revenues:
Cost of software licenses	7	3	20	37
Cost of services	2,218	2,102	6,626	6,710
Total cost of revenues	2,225	2,105	6,646	6,747

Gross profit	5,966	10,651	19,604	32,022

Operating expenses:
Research and development	2,217	2,283	6,863	7,422
Sales and marketing	1,937	1,898	5,783	5,748
General and administrative	1,659	1,705	4,960	4,250
Restructuring charge (credit)	6	260	(17)	845
Total operating expenses	5,819	6,146	17,589	18,265

Operating income	147	4,505	2,015	13,757
Other income (expense), net	183	538	5,399	(2,484)
Income before provision for income taxes	330	5,043	7,414	11,273
(Provision) benefit for income taxes	(41)	419	(328)	133
Net income	$289	$5,462	$7,086	$11,406

Basic net income per share*	$-	$0.05	$0.06	$0.11
Diluted net income per share*	$-	$0.05	$0.06	$0.10

Shares used in computing:
Weighted average shares-basic*	110,771	108,253	109,684	107,454
Weighted average shares-diluted*	111,649	111,577	110,819	110,426

*Share and per share data is presented assuming information before pending reverse stock split at 25:1, expected to be effective on or about October 24, 2008.

BROADVISION, INC. AND SUBSIDIARIES
NON-GAAP MEASURE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30	Jun. 30	Sep. 30	Sep. 30	Sep. 30
	2008	2008	2007	2008	2007
Revenues:
Software licenses	$2,096	$2,448	$5,280	$8,521	$16,508
Services	6,095	5,582	7,476	17,729	22,261
Total revenues	8,191	8,030	12,756	26,250	38,769
Cost of revenues:
Cost of software licenses	7	6	3	20	37
Cost of services	2,158	2,119	2,038	6,493	6,536
Total cost of revenues	2,165	2,125	2,041	6,513	6,573

Gross profit	6,026	5,905	10,715	19,737	32,196
Operating expenses:
Research and development	2,079	2,228	2,163	6,605	7,069
Sales and marketing	1,842	1,878	1,831	5,552	5,545
General and administrative	1,540	1,514	1,640	4,697	4,071
Total operating expenses	5,461	5,620	5,634	16,854	16,685
Non-GAAP measure operating income	565	285	5,081	2,883	15,511
Other (expenses) income, net	(397)	813	1,218	1,738	2,434
Non-GAAP measure income before provision for income taxes	168	1,098	6,299	4,621	17,945
(Provision) benefit for income taxes	(41)	(4)	419	(328)	133
Non-GAAP measure net income	$127	$1,094	$6,718	$4,293	$18,078

Basic non-GAAP measure net income per share*	$-	$0.01	$0.06	$0.04	$0.17
Diluted non-GAAP measure net income per share*	$-	$0.01	$0.06	$0.04	$0.16
Shares used in computing basic non-GAAP measure net income per share*	110,771	109,300	108,253	109,684	107,454
Shares used in computing diluted non-GAAP measure net income per share*	111,649	110,308	111,577	110,819	110,426

*Share and per share data is presented assuming information before pending reverse stock split at 25:1, expected to be effective on or about October 24, 2008.

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET INCOME
(unaudited; in thousands)

	Three Months Ended			Nine Months Ended
	Sep. 30	Jun. 30	Sep. 30	Sep. 30	Sep. 30
	2008	2008	2007	2008	2007

Net income, U.S. GAAP	$289	$1,435	$5,462	$7,086	$11,406
Non-GAAP measure adjustments:
Restructuring charge (credit)	6	(5)	260	(17)	844
SFAS 123R Expense [1]	412	289	316	885	909
Revaluation of warrants liabilities [2]	(580)	(625)	680	(3,661)	4,919
Non-GAAP measure net income	$127	$1,094	$6,718	$4,293	$18,078

[1] Included as a component of cost of service and operating expense for each period presented.
[2] Included as a component of other income, net, for each period presented.